Exhibit 10.2

MASTER SECURITY AGREEMENT

Grantors:

Transcat, Inc. (“Borrower”), a corporation organized under the laws of the State of Ohio, with its chief executive office at 35 Vantage Point Drive, Rochester, New York 14624,

United Scale & Engineering Corporation (“USEC”), a Wisconsin corporation, with its chief executive office at 16725 W. Victor Road, New Berlin, Wisconsin 53151,

WTT Real Estate Acquisition Corp. (“WTTR”), a New York limited liability company, with its chief executive office at 35 Vantage Point Drive, Rochester, New York 14624,

Anacor Acquisition, LLC (“AA”), a Delaware limited liability company with its chief executive office at 35 Vantage Point Drive, Rochester, New York 14624,

(with USEC, WTTR, and AA jointly and severally, “Guarantors”), and any additional persons or entities that from time to time execute a joinder agreement hereto,

jointly and severally as grantors, pledgors, assignors and debtors (the Borrower, together with the Guarantors and any parties joined hereto by execution of a joinder agreement in substantially the form of Exhibit B hereto, in such capacities and together with any successors in such capacities, jointly and severally, the “Grantors”, and each, a “Grantor”).

Bank/Secured Party:

Manufacturers and Traders Trust Company, a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, New York 14203 Attention: Office of General Counsel (together with its successors and assigns, “Bank” and “Secured Party”).

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, Grantors jointly and severally agree with Secured Party as follows:

1.      Security Interests.

1.1        Grant.  As security for the prompt and complete payment and performance when due of all of the Obligations (defined below), Grantor does hereby grant to Secured Party a continuing security interest (“Security Interest”) in all personal property and fixtures of Grantor, wherever located, whether now existing or owned or hereafter arising or acquired, whether or not subject to the Uniform Commercial Code, as the same may be in effect in the State of New York, as amended from time to time (“UCC”), and whether or not affixed to any realty, including, without limitation, (i) all accounts, chattel paper, investment property, deposit accounts, documents, goods, equipment, farm products, general intangibles (including trademarks, service marks, trade names, patents, copyrights, and other licenses and franchises), instruments, inventory, money, letter of credit rights, causes of action (including tort claims), patents, rights in insurance, and other personal property (including agreements and instruments not constituting chattel paper or a document, general intangible or instrument); (ii) all additions to, accessions to, substitutions for, replacements of and supporting obligations of the foregoing; (iii) all proceeds and products of the foregoing, including, without limitation, insurance proceeds; and (iv) all business records and information relating to any of the foregoing and any software or other programs for accessing and manipulating such information (collectively, the “Collateral”).  Grantor acknowledges and agrees that the foregoing collateral description is intended to cover all assets of Grantor.

1.2        Obligations.  The term “Obligations” means all “Obligations” as defined in the Credit Facility Agreement, dated September 20, 2012, made between Borrower and Bank (the “Credit Agreement”), all “Guaranteed Obligations” as defined in the Master Continuing Guaranty, dated September 20, 2012, made by the Guarantors in favor of the Bank (the “Guaranty”), and any and all indebtedness or other obligations of Grantor to Secured Party in any capacity, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent (including obligations pursuant to any guaranty, endorsement, other assurance of payment or otherwise), whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including, without limitation, any indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other commitment by Secured Party exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; (iii) owed by Grantor to others and which Secured Party obtained, or may obtain, by assignment or otherwise; or (iv) payable under this Agreement.

2.      Covenants.  Each Grantor covenants and agrees as follows:

2.1        Perfection of Security Interest.  Grantor shall execute and deliver to Secured Party such financing statements, control agreements or other documents, in form and content satisfactory to Secured Party, as Secured Party may from time to time request to perfect and continue the Security Interest.  Upon the request of Secured Party, Grantor shall deliver to Secured Party any and all instruments, chattel paper, negotiable documents or other documents evidencing or constituting any part of the Collateral properly endorsed or assigned, in a manner satisfactory to Secured Party.  Until such delivery, Grantor shall hold such portion of the Collateral in trust for Secured Party.  Grantor shall pay all expenses for the preparation, filing, searches and related costs in connection with the grant and perfection of the Security Interest.  Grantor authorizes (both prospectively and retroactively) Secured Party to file financing statements, and any continuations and amendments thereof, with respect to the Collateral without Grantor’s signature.  A photocopy or other reproduction of any financing statement or this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

Without limitation, Grantor shall (a) use its best efforts to deliver to Secured Party executed deposit account control agreements, in form satisfactory to Secured Party, covering all accounts not held by Secured Party except (i) deposit accounts containing less than $10,000, (ii) deposit accounts that are exclusively payroll accounts, and (iii) through and including March 31, 2013 only, deposit accounts held at JPMorgan Chase Bank, N.A., (b) cause to be executed and delivered to Secured Party (i) pledge agreements, in form satisfactory to Secured Party, covering 100% of Equity Interests (as defined in the Credit Agreement) held by Grantors in Domestic Subsidiaries (as defined in the Credit Agreement) and 65% of Equity Interests held by Grantors in foreign Subsidiaries, accompanied by certificates and endorsements for certificated Equity Interests and control agreements for uncertificated Equity Interests, and (ii) notices of security interests in patents/trademarks, in form satisfactory to Secured Party, for filing with the United States Patent and Trademark Office.

2.2        Negative Pledge; Disposition of Collateral.  Grantor shall not grant or allow the imposition of any lien, security interest or encumbrance on, or assignment of, the Collateral except as permitted by the Credit Agreement unless consented to in writing by Secured Party.  Except as otherwise provided in the Credit Agreement, Grantor shall not make or permit to be made any sale, transfer or other disposition of the Collateral; provided, however, prior to the occurrence of an Event of Default, Grantor may in the ordinary course of business consistent with its past practices and with prudent and standard practices used in the industry that is the same or similar to that in which Grantor is engaged: (i) dispose of any Collateral consisting of equipment that is obsolete or worn-out; (ii) sell or exchange any Collateral consisting of equipment in connection with the acquisition of other equipment that is at least as valuable as such equipment, that Grantor intends to use for substantially the same purposes as such equipment and that is not subject to any security interest or other lien or encumbrance; (iii) collect Collateral consisting of accounts or assign such Collateral for purposes of collection; or (iv) sell or lease Collateral consisting of inventory.  A sale, lease or other transfer of such Collateral consisting of inventory in the ordinary course of Grantor’s business does not include a transfer in partial or complete satisfaction of any liability or any bulk sale.

2.3        Condition of Collateral; Impermissible Use.  Grantor shall keep the Collateral consisting of goods in good condition and shall not commit or permit damage or destruction (other than ordinary wear and tear) to such Collateral.  Grantor shall not permit any Collateral consisting of goods (i) to be used in such a manner that would violate any insurance policy or warranty covering the Collateral or that would violate any applicable law of any governmental authority (including any environmental law) now or hereafter in effect; (ii) to become fixtures on any real property on which Secured Party does not have a first priority mortgage lien (unless Secured Party has been provided with an acceptable landlord/mortgagee waiver) or (iii) to become an accession to any goods not included in the Collateral (unless consented to in writing by Secured Party); or (iii) to be placed in any warehouse that may issue a negotiable document with regard to such Collateral (unless consented to in writing by Secured Party).

2.4        Modification to Collateral. Grantor shall not, without Secured Party’s prior written consent, grant any extension on, compound, settle for less than the full amount of, release (in whole or in part), modify, cancel, or allow for any substitution, credit or adjustment on Collateral consisting of accounts, chattel paper, general intangibles, instruments, documents or investment property, except that in the absence of an Event of Default, Grantor may grant to account grantors, or other persons obligated with respect to the Collateral, extensions, credits, discounts, compromises or settlements in the ordinary course of business consistent with its past practices and consistent with prudent and standard practices used in the industries that are the same or similar to those in which Grantor is engaged.

2.5        Titled Goods.  Grantor shall cause all goods included in the Collateral to be properly titled and registered to the extent required by applicable law.  Upon the request of Secured Party, Grantor shall cause the interest of Secured Party to be properly indicated on any certificate of title relating to such goods and deliver to Secured Party each such certificate, and any additional evidence of ownership, certificates of origin or other documents evidencing any interest in such goods.

2.6        Insurance.  Grantor shall, at its own expense and at all times, maintain effective insurance in accordance with Section 6.3 of the Credit Agreement.  If Grantor fails to obtain the required insurance as provided herein, Secured Party may, but is not obligated, to obtain such insurance as Secured Party may deem appropriate, including, without limitation, if Secured Party so chooses, “single interest insurance” which will cover only Secured Party’s interest in the Collateral.  Grantor shall pay or reimburse to Secured Party the cost of such insurance.  Secured Party shall have the option, in its sole discretion, to hold insurance proceeds as part of the Collateral, apply any insurance proceeds toward the Obligations or allow the Grantor to apply the insurance proceeds towards repair or replacement of the item of Collateral in respect of which such proceeds were received.  Upon the request of Secured Party, Grantor shall from time to time deliver to Secured Party such insurance policies, or other evidence of such policies satisfactory to Secured Party, and such other related information Secured Party may request.

2.7        Collateral Information.  Grantor shall provide all information, in form and substance satisfactory to Secured Party, that Secured Party shall from time to time request to (i) identify the nature, extent, value, age and location of any of the Collateral, or (ii) identify any account Grantor or other party obligated with respect to any chattel paper, general intangible, instrument, investment property, document or deposit account included in the Collateral.  Grantor shall notify Secured Party of the identity of any Collateral for which perfection of Grantor’s security interest is dependent upon possession or control promptly after acquisition of the same.

2.8        Taxes; Licenses; Compliance with Laws.  Before the end of any applicable grace period, unless contested as and to the extent permitted by Section 6.2 of the Credit Agreement, Grantor shall pay each tax, assessment, fee and charge imposed by any governmental authority upon the Collateral, the ownership, disposition or use of any of the Collateral, this Agreement or any instrument evidencing any of the Obligations.  Grantor shall maintain in full force and effect each license, franchise or other authorization needed for any ownership, disposition or use of the Collateral and the conduct of its business, operations or affairs.  Grantor shall comply with all applicable law of any governmental authority (including any environmental law), now or hereafter in effect, applicable to the ownership, disposition or use of the Collateral or the conduct of its business, operations or affairs.

2.9        Records; Legend.  Grantor shall maintain accurate and complete books and records relating to the Collateral in conformity with generally accepted accounting principles consistently applied.  At Secured Party’s request, Grantor will legend, in form and manner satisfactory to Secured Party, its books and records to indicate the Security Interest.

2.10     Notifications of Change.  Immediately upon acquiring knowledge or reason to know of any of the following, Grantor shall notify Secured Party of the occurrence or existence of (i) any Event of Default; (ii) any event or condition that, after notice, lapse of time or after both notice and lapse of time, would constitute an Event of Default; (iii) any account or general intangible that arises out of a contract with any governmental authority (including the United States); (iv) any event or condition that has or (so far as can be foreseen) will or might have any Material Adverse Effect with respect to the Collateral (including a material loss, destruction or theft of, or of any damage to, the Collateral, material decline in value of the Collateral or a material default by an account Grantor or other party’s performance of obligations with respect to the Collateral), or the Grantor.

2.11     Lien Law.  If any account or general intangible included in the Collateral represents money owing pursuant to any contract for the improvement of real property or for a public improvement for purposes of the Lien Law of the State of New York (the “Lien Law”), Grantor shall (i) give Secured Party notice of such fact; (ii) receive and hold any money advanced by Secured Party with respect to such account or general intangible as a trust fund to be first applied to the payment of trust claims as such term and/or concept is defined in the Lien Law (in Section 71 thereof, or otherwise); and (iii) until such trust claim is paid, not use or permit the use of any such money for any purpose other than the payment of such trust claims.

2.12     Protection of Collateral; Further Assurances.  Grantor shall, at its own cost, faithfully preserve, defend and protect the Security Interest as a prior perfected security interest in the Collateral under the UCC and other applicable law, superior and prior to the rights of all third parties (other than those permitted pursuant to Section 3.1) and shall defend the Collateral against all setoffs, claims, counterclaims, demands and defenses.  At the request of Secured Party, Grantor shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as

Secured Party may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect or protect the Security Interest and Secured Party’s rights hereunder including obtaining waivers (in form and content acceptable to Secured Party) from landlords, warehousemen and mortgagees.  Grantor hereby irrevocably appoints Secured Party, its officers, employees and agents, or any of them, as attorneys-in-fact for Grantor with full power and authority in the place and stead of Grantor and in the name of Grantor or its own name from time to time in Secured Party’s discretion, to perform all acts which Secured Party deems appropriate to attach, continue, preserve or perfect and continue the Security Interest, including signing for Grantor (to the extent such signature may be required by applicable law) UCC-1 financing statements, UCC-3 amendment or other instruments and documents to accomplish the purposes of this Agreement.  This power of attorney, being coupled with an interest, is irrevocable.

2.13     Intellectual Property Collateral.

2.13.1          Intellectual Property License.  For the purpose of enabling the Secured Party to exercise rights and remedies upon an Event of Default hereunder at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Secured Party, to the extent of such Grantor’s rights and effective only upon the occurrence and continuance of an Event of Default, an irrevocable, non-exclusive license to use and sublicense any trademarks, service marks, trade names, patents, and copyrights then owned by or licensed (if no prohibited by such license) to such Grantor (“Intellectual Property Collateral”).  Such license shall include access to all devices, products and media in which any of the Intellectual Property Collateral is embodied, embedded, recorded or stored and to all computer programs used for the compilation or printout hereof.

2.13.2          Dealing With Intellectual Property.  On a continuing basis, each Grantor shall, at its sole cost and expense: (a) promptly following its becoming aware thereof, notify the Secured Party of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding such Grantor’s claim of ownership in or right to use any of the Intellectual Property Collateral, such Grantor’s right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (b) maintain and protect the material Intellectual Property Collateral as presently used and operated, except as shall be consistent with commercially reasonable business judgment, (c) not permit to lapse or become abandoned any material Intellectual Property Collateral as presently used and operated except as shall be consistent with commercially reasonable business judgment, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such material Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment, (d) upon such Grantor obtaining knowledge thereof, promptly notify the Secured Party in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any of the Intellectual Property Collateral or the ability of such Grantor or the Secured Party to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Secured Party in relation thereto including a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (e) not license the Intellectual Property Collateral other than licenses entered into by such Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that could reasonably be expected to materially impair the value of the Intellectual Property Collateral or the lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Secured Party, (f) keep adequate records respecting its Intellectual Property Collateral and (g) furnish to the Secured Party from time to time upon the Secured Party’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Secured Party may from time to time reasonably request.

2.13.3          Additional Intellectual Property.  If any Grantor shall at any time after the date hereof (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any registration, renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section 2.13.3 with respect to such Grantor shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the lien and security interest created by this Agreement without further action by any party.  Each Grantor shall promptly (and in any event no later than in connection with delivery of its next succeeding quarterly financial statement) (i) provide to the Secured Party written notice of any of the foregoing and (ii) upon the Secured Party’s reasonable request, confirm the attachment of the lien and security interest created by this Agreement to any rights described in clauses (a) and (b) of the immediately preceding sentence of this Section 2.13.3 by execution of an instrument in form reasonably acceptable to the Secured Party and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Secured Party’s security interest in such Intellectual Property Collateral.  Further, each Grantor authorizes the Secured Party to modify this Agreement by amending Exhibit A hereof to include any such Intellectual Property Collateral of such Grantor.

2.13.4          Intellectual Property Litigation.  Unless an Event of Default has occurred and is continuing, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at its sole cost and expense, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral.  Upon the occurrence and continuance of an Event of Default, Secured Party shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor or the Secured Party to enforce the Intellectual Property Collateral and any license thereunder.  In the event of such suit, each Grantor shall, at the reasonable request of the Secured Party, do any and all lawful acts and execute any and all documents reasonably requested by the Secured Party in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Secured Party for all reasonable costs and expenses incurred by the Secured Party in the exercise of its rights under this Section 2.13.  In the event that the Secured Party shall elect not to bring suit to enforce the Intellectual Property Collateral as permitted by this Section 2.13.4 and an Event of Default has occurred and is continuing, each Grantor agrees, at the reasonable request of the Secured Party, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any person so infringing necessary to prevent such infringement.

3.      Representations and Warranties.  Each Grantor represents, warrants and agrees as follows:

3.1        Title.  Grantor holds good title to the Collateral free and clear from any security interest or other lien or encumbrance of any party, other than the Security Interest and such Liens (as defined in the Credit Agreement) permitted by the Credit Agreement (“Permitted Liens”).  Grantor has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral except for the Permitted Liens.

3.2        Authority.  Grantor is duly organized, validly existing and in good standing under the laws of the above-named state of organization.  Grantor has the full power and authority to grant the Security Interest and to execute, deliver and perform its obligations in accordance with this Agreement.  The execution and delivery of this Agreement will not (i) violate any applicable law of any governmental authority or any judgment or order of any court, other governmental authority or arbitrator; (ii) violate any agreement governing Grantor or to which Grantor is a party which violation could reasonably be expected to have a Material Adverse Effect; or (iii) result in a security interest or other lien or encumbrance on any of Grantor’s assets, except in favor of Secured Party.  Grantor’s certificate of incorporation, by-laws or other organizational documents do not prohibit any term or condition of this Agreement.  Each authorization, approval or consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any party required as a condition of Grantor’s execution, delivery or performance of this Agreement (including any shareholder or board of directors or similar approvals) has been duly obtained and is in full force and effect.  Grantor has the power and authority to transact the business in which it is engaged and is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business or ownership of property requires such licensing or such qualifications except where the failure to so qualify would not have a Material Adverse Effect.

3.3        Judgments and Litigation.  There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment or order of any court, agency or other governmental authority or arbitrator which involves Grantor or the Collateral and which might have a Material Adverse Effect upon the Collateral or the Grantor, or threaten the validity of this Agreement or any related document or action.  Grantor will immediately notify Secured Party upon acquiring knowledge of the foregoing.

3.4        Enforceability of Collateral.  Instruments, chattel paper, accounts or documents which constitute any part of the Collateral are genuine and enforceable in accordance with their terms (subject to the effects of bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity, whether considered in a proceeding in equity or at law), comply with the applicable law of any governmental authority concerning form, content, manner of preparation and execution, and all persons appearing to be obligated on such Collateral have authority and capacity to contract and are in fact obligated as they appear to be on such Collateral.  There are no restrictions on any assignment or other transfer or grant of the Security Interest by Grantor.  Each sum represented by Grantor from time to time as owing on accounts, instruments, deposit accounts, chattel paper and general intangibles constituting any part of the Collateral by account Grantors and other parties with respect to such Collateral is the sum actually and unconditionally owing by account Grantors and other parties with respect thereto at such time, except for applicable normal cash discounts.  None of the Collateral is subject to any defense, set-off, claim or counterclaim of a material nature against Grantor except as to which Grantor has notified Secured Party in writing.

3.5        Location of Chief Executive Office, Records, Collateral.  The locations of the following are listed on page one of this Agreement or, if different or additional, on Exhibit A hereto:  (i) Grantor’s chief executive office; (ii) the office in which Grantor maintains its books or records relating to the Collateral; and (iii) the facility (including any storage facility) at which now owned or subsequently acquired inventory, equipment and fixtures constituting any part of the Collateral shall be kept.  Grantor will not effect or permit any change in any of the foregoing locations without thirty (30) days prior written notice to Secured Party and all actions deemed necessary by Secured Party to maintain the Security Interest intended to be granted hereby at all times fully perfected and in full force and effect have been taken.  All of the locations listed on Exhibit A are owned by Grantor, or if not, by the party(ies) identified on Exhibit A.

3.6        Structure; Name.  Grantor’s organizational structure, state of registration and organizational identification number (if any) are stated accurately on page one of this Agreement, and its full legal name is stated accurately on page one of this Agreement, or if different or additional are listed on Exhibit A hereto. Grantor will not change its name, or its identity, its organizational structure, state of registration or organizational identification number without written notice to Secured Party within five Business Days of such change.  All actions deemed necessary by Secured Party to maintain the Security Interest intended to be granted hereby at all times fully perfected and in full force and effect have been taken.

4.      Performance and Expenditures by Secured Party.  If Grantor fails to perform or comply with any of the terms hereof, Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such terms including the payment or discharge of all taxes, fees, security interest or other liens, encumbrances or claims, at any time levied or placed on the Collateral, other than such items as are being contested in good faith as and to the extent permitted by the Credit Agreement.  An election to make expenditures or to take action or perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Secured Party’s right to declare an Event of Default and to exercise its remedies.  Nor shall the provisions of this Section relieve Grantor of any of its obligations hereunder with respect to the Collateral or impose any obligation on Secured Party to proceed in any particular manner with respect to the Collateral.

5.      Duty of Secured Party.  Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Secured Party deals with similar property for its own account.  Neither Secured Party nor its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of the Collateral upon the request of Grantor or any other person or to take any other action whatsoever with regard to the Collateral.  The powers conferred on Secured Party hereunder are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers.  Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of its powers under this Agreement, and neither it nor its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

6.      Certain Rights and Remedies.  Each Grantor acknowledges and agrees as follows:

6.1        Inspection; Verification.  Secured Party, and such persons as it may designate, shall have the right from time to time, prior to a Default (as defined in the Credit Agreement) upon reasonable notice, to (i) audit and inspect (a) the Collateral, (b) all books and records related thereto (and make extracts and copies from such records), and (c) the premises upon which any of the Collateral or books and records may be located; (ii) discuss Grantor’s business, operations, affairs or condition (financial or otherwise) with its officers and accountants; and (iii) verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to the Collateral in any manner and through any medium Secured Party may consider appropriate (including contacting account Grantors or third party possessing the Collateral for purpose of making such verification).  Grantor shall furnish all assistance and information and perform any acts Secured Party may require regarding thereto.  Grantor shall bear the reasonable cost and expense of any such inspection and verification.

6.2        Notification of Security Interest.  Secured Party may notify any or all account grantors and other person obligated with respect to the Collateral of the Security Interest therein.  Upon the request of

Secured Party, Grantor agrees to enter into such warehousing, lockbox or other custodial arrangement with respect to any of the Collateral that Secured Party shall deem necessary or desirable.

6.3        Application of Proceeds.  Secured Party may apply the proceeds from the sale, lease or other disposition or realization upon the Collateral pursuant to Section 7.2 hereof to the Obligations in such order and manner and at such time as Secured Party shall, in its sole discretion, determine.  Grantor shall remain liable for any deficiency if the proceeds of any sale, lease or other disposition or realization upon the Collateral by Secured Party are insufficient to pay the Obligations.  Any proceeds received by Grantor from the Collateral after an Event of Default occurs and is continuing shall (i) be held by Grantor in trust for Secured Party in the same medium in which received; (ii) not be commingled with any assets of Grantor; and (iii) be delivered to Secured Party in the form received, properly indorsed to permit collection.  Upon the occurrence and continuance of an Event of Default, Grantor shall promptly notify Secured Party of the return to or repossession by Grantor of goods constituting part of the Collateral, and Grantor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

6.4        Income and Proceeds of Instruments and Investment Property.  Unless an Event of Default has occurred and is continuing, Grantor reserves the right to request to receive all cash income or cash distribution (whether in cash or evidenced by check) payable on account of any instrument or investment property constituting part of the Collateral (collectively, “Cash Distributions”).  Until actually paid, all rights in the foregoing shall remain subject to the Security Interest.  Any other income, dividend, distribution, increase in or profits (including any stock issued as a result of any stock split or dividend, any capital distributions and the like) on account of any instrument or investment property constituting part of the Collateral and, upon the occurrence and continuance of an Event of Default, all Cash Distributions, shall be delivered to Secured Party immediately upon receipt (and held in trust until delivery), in the exact form received and without commingling with other property which may be received by, paid or delivered to Grantor or for Grantor’s account, whether as an addition to, in discharge of, in substitution of, or in exchange of the Collateral.

6.5        Registered Holder of the Collateral.  Upon the occurrence and continuance of an Event of Default, or to the extent reasonably necessary to perfect its security interest therein, Secured Party shall have the right to transfer to or register (with or without reference to this Agreement) in the name of Secured Party or its nominee any investment property, general intangible, instrument or deposit account constituting part of the Collateral so that Secured Party or such nominee shall appear as the sole owner of record thereof; provided, however, that so long as no Event of Default has occurred and is continuing, Secured Party shall deliver to Grantor all notices, statements or other communications received by it or its nominee as such registered owner, and upon demand and receipt of payment of necessary expenses thereof, shall give to Grantor or its designee a proxy or proxies to vote and take all action with respect to such Collateral.  Upon the occurrence and continuance of any Event of Default, Grantor waives all rights to be advised of or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies given by Secured Party to Grantor or its designee as aforesaid shall thereafter be effective.

7.      Default.

7.1        Events of Default.  Any of the following events or conditions shall constitute an “Event of Default”:  (i) the occurrence and continuance of an Event of Default as defined in the Credit Agreement; (ii) an adverse change in the Collateral, which change Secured Party determines is reasonably likely to have a Material Adverse Effect on Grantors or their ability to pay or perform the Obligations; or (iii) any indication or evidence received by Secured Party that Grantor may have directly or indirectly been engaged in any type of activity which, in Secured Party’s discretion, might result in the forfeiture of any property of Grantor to any governmental authority.

7.2        Rights and Remedies Upon Default.  Upon the occurrence of any Event of Default, Secured Party without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Grantor or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies of a secured party under the UCC, under other applicable law, in equity or otherwise or available under in this Agreement including:

7.2.1     Obligations Immediately Due; Termination of Lending.  Secured Party may declare all or any part of any Obligations not payable on demand to be immediately due and payable without demand or notice of any kind.  All or any part of any Obligations whether or not payable on demand, shall be immediately due and payable automatically under the circumstances described in the Credit Agreement.  The provisions hereof are not intended in any way to affect any rights of Secured Party with respect to any Obligations which may now or hereafter be payable on demand.  Secured Party may terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to Grantor.

7.2.2     Access to Collateral.  Secured Party, or its agents, may peaceably take possession of the Collateral with or without notice or process of law, and for that purpose may enter upon any premises where the Collateral is located and remove the same.  At Secured Party’s request, Grantor shall assemble the Collateral and deliver it to Secured Party or any place designated by Secured Party, at Grantor’s expense.

7.2.3      Sell Collateral.  Secured Party shall have the right to sell, lease or otherwise dispose of the Collateral in one or more parcels at public or private sale or sales upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Grantor.  Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Grantor now has or may at any time in the future have under any applicable law now existing or hereafter enacted.  Secured Party shall have the right to use Grantor’s premises and any materials or rights of Grantor (including any intellectual property rights) without charge for such sales or disposition of the Collateral or the completion of any work in progress for such times as Secured Party may see fit.  Without in any way requiring notice to be given in the following time and manner, Grantor agrees that with respect to any notice by Secured Party of any sale, lease or other disposition or realization or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, such notice shall be deemed reasonable and proper if given at least five (5) days before such action in the manner described below in the Section entitled “Notices”.

7.2.4    Collect Revenues.  Secured Party may either directly or through a receiver (i) demand, collect and sue on any Collateral consisting of accounts or any other Collateral including notifying account Grantors or any other persons obligated on the Collateral to make payment on the Collateral directly to Secured Party; (ii) file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party with respect to the Collateral or to enforce any other right in respect of the Collateral; (iii) take control, in any manner, of any payment or proceeds from the Collateral, including collecting and opening any mail and advising the postal service to forward mail directly to Secured Party; (iv) prosecute or defend any suit, action or proceeding brought against Grantor with respect to the Collateral; (v) settle, compromise or adjust any and all claims arising under the Collateral or, to give such discharges or releases as Secured Party may deem appropriate; (vi) receive and collect all mail addressed to Grantor, direct the place of delivery thereof to any location designated by Secured Party; to open such mail; to remove all contents therefrom; to retain all contents thereof constituting or relating to the Collateral; (vii) execute, sign or endorse any and all claims, endorsements, assignments, checks or other instruments with respect to the Collateral; or (viii) generally, use, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral; and Grantor hereby irrevocably appoints Secured Party, its officers, employees and agents, or any of them, as attorneys-in-fact for Grantor with full power and authority in the place and stead of Grantor and in the name of Grantor or in its own name from time to time in Secured Party’s discretion, to take any and all appropriate action Secured Party deems necessary or desirable to accomplish any of the foregoing or otherwise to protect, preserve, collect or realize upon the Collateral or to accomplish the purposes of this Agreement.  Grantor revokes each power of attorney (including any proxy) heretofore granted by Grantor with regard to the Collateral.  This power of attorney, being coupled with an interest, is irrevocable.

7.2.5    Setoff.  Secured Party may place an administrative hold on and set off against the Obligations any property held in a deposit or other account with Secured Party or any of its Affiliates or otherwise owing by Secured Party or any of its Affiliates in any capacity to Grantor. Such set-off shall be deemed to have been exercised immediately at the time Secured Party or such Affiliate elects to do so.

8.      Expenses.  Grantor shall pay to Secured Party on demand all costs and expenses (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which Secured Party may incur in connection with (i) the administration of this Agreement, including any administrative fees Secured Party may impose for the preparation of discharges, releases or assignments to third-parties; (ii) its custody or preservation of, or its sale, lease or other disposition or realization on the Collateral hereunder; (iii) the enforcement and collection of any Obligations or any guaranty thereof; (iv) the exercise, performance, enforcement or protection of any of the rights of Secured Party hereunder; or (v) the failure of Grantor to perform or observe any provisions hereof.  After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, unless paid within five Business Days Grantor shall pay interest at the Default Rate (defined in the Credit Agreement).  All such costs, expenses or fees under this Agreement shall be added to the Obligations.

9.      Indemnification.  Grantor shall indemnify Secured Party and its Affiliates and each officer, employee, accountant, attorney and other agent thereof (each such person being an “Indemnified Party”) on demand, without any limitation as to amount, against each liability, cost and expense (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose, and of any expert or agents an Indemnified Party may retain) heretofore or hereafter imposed on, incurred by or asserted against any Indemnified Party (including any claim involving any allegation of any violation of applicable law of any governmental authority (including any environmental law or criminal law)), however asserted and whether now existing or hereafter arising, arising out of any ownership, disposition or use of any of the Collateral; provided, however, the foregoing indemnity shall not apply to liability, cost or expense solely attributable to an Indemnified Party’s gross negligence or willful misconduct.  This indemnity agreement shall survive the termination of this Agreement.  Any amounts payable under this or any other section of this Agreement shall be additional Obligations secured hereby.

10.    Miscellaneous.

10.1     Notices.  Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given to Borrower or Secured Party as provided in the Credit Agreement, and to Grantor at its address on Secured Party’s records in the manner provided in the Credit Agreement.  Such notice or demand shall be deemed sufficiently given as provided in the Credit Agreement.  Notice by e-mail is not valid notice under this or any other agreement between Grantor and Secured Party.

10.2     Governing Law; Jurisdiction, WAIVER OF JURY TRIAL.  The provisions of Section 11.13 (and any successor section) of the Credit Agreement and Section 5.11 (or any successor section) of the Guaranty are hereby incorporated herein by reference and are a part hereof.

10.3     Security Interest Absolute.  All rights of Secured Party hereunder, the Security Interest and all obligations of Grantor hereunder shall be absolute and unconditional irrespective of (i) any filing by or against Grantor of any petition in bankruptcy or any action under federal or state law for the relief of Grantors or the seeking or consenting to of the appointment of an administrator, receiver, custodian or similar officer for the wind up of its business; (ii) any lack of validity or enforceability of any agreement with respect to any of the Obligations, (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any agreement or instrument with respect to the Obligations, (iv)any exchange, release or non-perfection of any lien or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (v) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Obligations or this Agreement.  If, after receipt of any payment of all or any part of the Obligations, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, such payment shall be reinstated as part of the Obligations and this Agreement shall continue in full force notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party’s rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

10.4     Remedies Cumulative; Preservation of Rights.  The rights and remedies herein are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies which Secured Party may have under other agreements now or hereafter in effect between Grantor and Secured Party, at law (including under the UCC) or in equity.  No failure or delay of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  Grantor expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of Secured Party including representations to make loans to Grantor.  No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

10.5     Joint and Several; Successors and Assigns.  Each Grantor shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement and the term “Grantor” shall include each as well as all of them.  This Agreement shall be binding upon each Grantor and upon its successors and assignees, and shall inure to the benefit of, and be enforceable by, Secured Party, its successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by any Grantor without the prior written consent of Secured Party.

10.6     Waivers; Changes in Writing.  No course of dealing or other conduct, no oral agreement or representation made by Secured Party or usage of trade shall operate as a waiver of any right or remedy of Secured Party.  No waiver of any provision of this Agreement or consent to any departure by Grantor therefrom shall in any event be effective unless made specifically in writing by Secured Party and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by Grantor and Secured Party.

10.7     Interpretation.  Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; captions or section headings are solely for convenience and not part of the substance of this Agreement, and an Event of Default is deemed to be continuing until it has been waived in writing by the Lender.  Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous.  Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law.  If any provision nevertheless is held invalid, the other provisions shall remain in effect.  Grantor agrees that in any legal proceeding, a photocopy of this Agreement kept in Secured Party’s course of business may be admitted into evidence as an original.

Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the UCC.  For purposes of this Agreement, the terms Affiliate,” “Business Days,” and “Material Adverse Effect” shall have the meanings given to them in the Credit Agreement.

Dated:  September 20, 2012

[Signature Pages Follow]

TRANSCAT, INC.

By:	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance
and Chief Financial Officer

UNITED SCALE & ENGINEERING CORPORATION

By:	/s/ John J. Zimmer
John J. Zimmer
Chief Financial Officer

ANACOR ACQUISITION, LLC

By:	/s/ John J. Zimmer
John J. Zimmer
Vice President

WTT REAL ESTATE ACQUISITION, LLC

By:	/s/ John J. Zimmer
John J. Zimmer
Chief Financial Officer

EXHIBIT A

TRANSCAT, INC.

1.           Chief executive office:

See Preamble to Security Agreement

2.           Location of Books and Records:

35 Vantage Point Dr., Rochester, New York 14624

3.	Locations of Collateral (including name of Record Owner, if not Grantor, and description sufficient for UCC fixture filing):

1)           35 Vantage Point Dr., Town of Ogden, Monroe County, New York
Record Owner: Gallina Development Corp.
Tax Parcel No. 117.02-1-18.12
Monroe County Clerk, 39 West Main St., Rochester, New York
2)           230 Ballardvale St., Wilmington, MA 01887 (no fixtures)
3)           8334-B Arrowridge Blvd., Charlotte, NC 28273 (no fixtures)
4)           3251 Lewiston St., Suite 12, Aurora, CO 80011 (no fixtures)
5)           201 Space Park North, Goodlettesville, TN 37072 (no fixtures)
6)           6150 W. Chandler Blvd., Suite 38, Chandler, AZ 85226 (no fixtures)
7)           1181 Brittmoore, Suite 600, Houston, TX 77043 (no fixtures)
8)           2091 Springdale Rd., #3, Cherry Hill, NJ 08003 (no fixtures)
9)           527 Mae Court, Fenton, MO 63026 (no fixtures)
10)         2056 S. Alex Rd., W. Carrollton, OH 45449 (no fixtures)
11)         720 N. Valley St., Suite G&H, Anaheim, CA 92801 (no fixtures)
12)         4043 Carling Ave., Suite 110, Ottawa, ON K2K 2A3 (no fixtures)
13)         5805 Kennedy Rd., Mississauga, ON L4Z 2G3 (no fixtures)
14)         14058 SW Milton Ct., Portland, OR 97224 (no fixtures)
15)         281 Matadero Rd., San Juan, PR 00920 (no fixtures)

4.           Deposit Accounts for which control agreements are required (Section 2.1)

None

5.           Equity Interests for which pledge is required (Section 2.1)

65% of shares of Transmation (Canada), Inc.
100% of membership interests of WTT Real Estate Acquisition, LLC
100% of membership interests of Anacor Acquisition, LLC

6.           Patents and trademarks

  Trademarks:

Trademark	Registration Number	Registration Date
Transcat	3,812,670 / 77-675,547	7/6/2010
Caltrak	2,920,736 /78-325,897	1/25/2005

Patents:
Patent Application Number	Title	Filing Date
11/747,352	Metrology Methods	5/11/2007

Copyrights:
Title	Registration Number	Registration Date

Transcatalog: a handbook	TX0000594851	09-29-80
of calibration, temperature
instrumentation & accessories

UNITED SCALE & ENGINEERING CORPORATION

1.           Chief executive office:

See Preamble to Security Agreement

2.           Location of Books and Records:

35 Vantage Point Dr., Rochester, New York 14624

3.	Locations of Collateral (including name of Record Owner, if not Grantor, and description sufficient for UCC fixture filing):

1)           16725 W. Victor Rd., New Berlin, WI 53151 (no fixtures)
2)           4123 Terminal Dr., Suite 230, McFarland, WI 53558 (no fixtures)
3)           1322 Russett Court, Green Bay, WI 54313 (no fixtures)

4.           Deposit Accounts for which control agreements are required (Section 2.1)

None

5.           Equity Interests for which pledge is required (Section 2.1)

None

6.           Patents and trademarks

None

ANACOR ACQUISITION, LLC

1.           Chief executive office:

See Preamble to Security Agreement

2.           Location of Books and Records:

35 Vantage Point Drive, Rochester, New York 14624

3.	Locations of Collateral (including name of Record Owner, if not Grantor, and description sufficient for UCC fixture filing):

1)           519 Violet St., Golden, CO 80401 (no fixtures)
2)           2325 Heritage Center Dr. #319, Furlong, PA 18925 (no fixtures)

4.           Deposit Accounts for which control agreements are required (Section 2.1)

None

5.           Equity Interests for which pledge is required (Section 2.1)

None

6.           Patents and trademarks

None

WTT REAL ESTATE ACQUISITION, LLC

1.           Chief executive office:

See Preamble to Security Agreement

2.           Location of Books and Records:

35 Vantage Point Drive, Rochester, New York 14624

3.	Locations of Collateral (including name of Record Owner, if not Grantor, and description sufficient for UCC fixture filing):

129 Sucker Creek Rd., Lincoln, County of Lewis and Clark, Montana
Tax Map Parcel # 233719201010000
Record Owner: Grantor

4.           Deposit Accounts for which control agreements are required (Section 2.1)

None

5.           Equity Interests for which pledge is required (Section 2.1)

None

6.           Patents and trademarks

  None

EXHIBIT B
Form of Joinder Agreement

THIS JOINDER AGREEMENT (the “Joinder Agreement”), dated as of [DATE] is made by [JOINING GRANTOR], a [STATE OF ORGANIZATION] [ENTITY TYPE] (the “Joining Grantor”), and delivered to Manufacturers and Traders Trust Company, (“Lender”) under that certain Master Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of September 20, 2012 made by and among Transcat, Inc, United Scale & Engineering Corporation, Anacor Acquisition, LLC, and WTT Real Estate Acquisition, LLC (“Grantors”) in favor of the Lender.

WHEREAS, the Joining Grantor is required by the terms of the Credit Agreement to become a Guarantor (as defined in the Credit Agreement) and be joined as a party to the Security Agreement as a Grantor; and

WHEREAS, this Joinder Agreement supplements the Security Agreement; and

WHEREAS, the Joining Grantor will materially benefit directly and indirectly from the loans made available and to be made available to the Borrower by the Lender under the Credit Agreement;

NOW THEREFORE, the Joining Grantor hereby agrees as follows with the Lender:

1.           Joinder.  The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and agrees to be bound by all the terms, conditions, covenants, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement.  Without limiting the generality of the foregoing, the Joining Grantor hereby pledges and grants to the Lender, as collateral security for the payment and performance in full of all the Obligations, a Lien on and security interest in and to all of its right, title and interest in, to and under the Collateral owned by it, wherever located, and whether now existing or hereafter arising or acquired from time to time and expressly assumes all obligations and liabilities of a Grantor thereunder.

2.           Affirmations.  The Joining Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantors contained in the Security Agreement.  The Joining Grantor also represents and warrants to the Lender that (i) it has all necessary power and authority, and the legal right, to make, deliver and perform this Joinder Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Joinder Agreement; (ii) no consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other person or entity is required in connection with the execution, delivery and performance, validity or enforceability of this Joinder Agreement; (iii) this Joinder Agreement has been duly executed and delivered on behalf of the Joining Grantor; and (iv) this Joinder Agreement constitutes a legal, valid and binding obligation of the Joining Grantor enforceable against such Joining Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

3.           Supplemental Schedules.  Attached to this Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing Exhibit A to the Security Agreement.  The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties is true, complete and accurate as of the date hereof.  Such Supplemental Schedules shall be deemed to be part of the Security Agreement.

4.           Counterparts.  This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

5.           Delivery.  The Joining Grantor hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Secured Obligations are incurred, and credit extensions under the Loan Agreement and the other Loan Documents made and maintained, in reliance on this Joinder Agreement and the Joining Grantor’s joinder as a party to the Security Agreement as herein provided.

6.           Governing Law; Venue; WAIVER OF JURY TRIAL.  This Joinder Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Joinder Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.  The provisions of Section 10.2 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[NAME OF JOINING GRANTOR]

By:           _____________________________
Name:      _____________________________
Title:        _____________________________

Address for Notices:
_________________________
_________________________
_________________________

AGREED TO AND ACCEPTED:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:           _____________________________
Name:      _____________________________
Title:        _____________________________